                                                                    Exhibit 99.1

                           MONTPELIER RE HOLDINGS LTD.
                           CONSOLIDATED BALANCE SHEETS
                 (millions, except share and per share amounts)

                                                          September 30,     December 31,
                                                              2003              2002
                                                          ------------      ------------
Assets

Investments and cash:
Fixed maturities, at fair value                            $  1,900.6        $  1,354.8
Equities (quoted), at fair value                                 26.9                 -
Equities (unquoted), at estimated fair value                     63.7              63.7
Cash and cash equivalents, at fair value                        227.5             162.9
                                                           ----------        ----------

Total investments and cash                                    2,218.7           1,581.4

Unearned premium ceded                                           26.8               3.8
Reinsurance premiums receivable                                 260.0             147.2
Funds withheld by cedents                                         3.8              20.5
Deferred acquisition costs                                       72.0              44.9
Reinsurance recoverable                                           7.6              16.6
Accrued investment income                                        14.3              13.1
Other assets                                                      3.0               6.4
                                                           ----------        ----------

Total Assets                                               $  2,606.2        $  1,833.9
                                                           ==========        ==========

Liabilities

Loss and loss adjustment expense reserves                  $    220.3        $    146.1
Unearned premium                                                411.8             241.0
Reinsurance balances payable                                     25.5               2.5
Investment trades pending                                       113.4              34.3
Senior notes                                                    248.8                 -
Long-term debt                                                      -             150.0
Accounts payable, accrued expenses and
 other liabilities                                               17.1               7.5
                                                           ----------        ----------

   Total Liabilities                                          1,036.9             581.4
                                                           ----------        ----------

Shareholders' equity
Common voting shares and Additional
 paid-in capital                                              1,129.6           1,126.5
Accumulated other comprehensive income                           42.0              35.6
Retained earnings                                               397.7              90.4
                                                           ----------        ----------

   Total Shareholders' Equity                                 1,569.3           1,252.5
                                                           ----------        ----------

Total Liabilities and Shareholders'
 Equity                                                    $  2,606.2        $  1,833.9
                                                           ==========        ==========

Common voting shares outstanding (000's)                       63,393sh          63,393sh
Common voting and common equivalent
 shares outstanding (000's)                                    73,262            73,262

Book value per share:

            Basic book value per common voting share       $    24.76        $    19.76

                                                           ==========        ==========
            Fully converted book value per common
            voting and common equivalent share             $    23.72        $    19.39
                                                           ==========        ==========

                           MONTPELIER RE HOLDINGS LTD.
         CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                      (millions, except per share amounts)



                                          Three          Three         Nine          Nine
                                        Months to      Months to     Months to     Months to
                                      September 30,  September 30, September 30, September 30,
                                          2003           2002          2003          2002
                                      -------------  ------------- ------------- -------------
             Revenues:

               Gross premiums
                written                   $ 145.9       $ 193.7       $ 706.6       $ 533.8
               Reinsurance
                premiums ceded                1.8         (20.9)        (39.9)        (39.7)
                                          -------       -------       -------       -------
               Net premiums
                written                     147.7         172.8         666.7         494.1
               Change in net
                unearned
                premiums                     15.2         (66.4)       (144.7)       (269.5)
                                          -------       -------       -------       -------
               Net premiums
                earned                      162.9         106.4         522.0         224.6
               Net investment
                income                       12.3          12.3          35.7          30.5
               Net realized
                investment
                gains (losses)
                on investments               (3.0)          4.0           6.3           5.5
               Net foreign
                exchange
                gains                         2.1           0.3           1.9           1.0
                                          -------       -------       -------       -------

                 Total
                  revenues                  174.3         123.0         565.9         261.6

             Expenses:

               Loss and loss
                adjustment
                expenses                     35.1          69.0         112.9         122.4
               Acquisition
                costs                        32.3          20.4         107.2          41.6
               General and
                administrative
                expenses                     12.8           5.8          32.9          15.9
               Interest
                expense                       3.0           1.2           5.5           3.3
                                          -------       -------       -------       -------

                 Total
                  expenses                   83.2          96.4         258.5         183.2

               Income before
                taxes                        91.1          26.6         307.4          78.4

               Income tax
                expense                       0.1             -           0.1             -

                                          -------       -------       -------       -------
             Net income                   $  91.0       $  26.6       $ 307.3       $  78.4
                                          -------       -------       -------       -------

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
               Other
                comprehensive
                income items                  3.1          15.5           6.5          25.4

                                          -------       -------       -------       -------
             Comprehensive
              income                      $  94.1       $  42.1       $ 313.8       $ 103.8
                                          =======       =======       =======       =======

             Earnings per
              share:

               Basic earnings
                per share                 $  1.44       $  0.51       $  4.85       $  1.49
               Diluted earnings
                per share                 $  1.34       $  0.50       $  4.58       $  1.49

               Basic
                comprehensive
                net income per
                share                     $  1.48       $  0.80       $  4.95       $  1.98
               Diluted
                comprehensive
                net income per
                share                     $  1.39       $  0.79       $  4.67       $  1.98

             Insurance
              ratios:

               Loss ratio                    21.5%         64.8%         21.6%         54.5%
               Expense ratio                 27.7%         24.7%         26.8%         25.6%
               Combined ratio                49.2%         89.5%         48.4%         80.1%

                           MONTPELIER RE HOLDINGS LTD.
                      FULLY CONVERTED BOOK VALUE PER COMMON
                       VOTING AND COMMON EQUIVALENT SHARE
                 (millions, except share and per share amounts)

                                         September 30,    December 31,
                                             2003            2002
                                         ------------     ------------
Numerator (in millions):

shareholders' equity                     $    1,569.3     $    1,252.5
proceeds from assumed exercise
 of outstanding warrants                        122.0            122.0
proceeds from assumed exercise
 of outstanding options                          46.1             46.1
                                         ------------     ------------

   Book value numerator                  $    1,737.4     $    1,420.6
                                         ============     ============

Denominator (in shares):

common voting shares outstanding           63,392,600sh     63,392,600sh
shares issuable upon exercise
 of outstanding warrants                    7,319,160sh      7,319,160sh
shares issuable upon exercise
 of outstanding options                     2,550,000sh      2,550,000sh
                                         ------------     ------------

   Book value denominator                  73,261,760sh     73,261,760sh
                                         ============     ============

Fully converted book value per
 common voting and common
 equivalent share                        $      23.72     $      19.39
                                         ============     ============

                           MONTPELIER RE HOLDINGS LTD.
             DILUTED EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                 (millions, except share and per share amounts)

                                                            Three Months     Three Months
                                                               Ended            Ended
                                                           September 30,     September 30,
                                                                2003             2002
                                                           -------------     -------------
Basic earnings per common share:

Net income available to common
 shareholders                                              $        91.0     $        26.6
Weighted average common shares
 outstanding - Basic                                          63,392,600sh      52,440,000sh
                                                           -------------     -------------

     Basic earnings per common share                       $        1.44     $        0.51
                                                           =============     =============

Diluted earnings per common and common
 equivalent share:

Net income available to common
 shareholders                                              $        91.0     $        26.6
Weighted average common shares
 outstanding - Basic                                          63,392,600sh      52,440,000sh
Dilutive effect of warrants                                    3,450,357sh         623,864sh
Dilutive effect of share options                                 936,292sh          65,529sh
                                                           -------------     -------------
Weighted average common and common
 equivalent shares outstanding
  - Diluted                                                   67,779,249sh      53,129,393sh
                                                           -------------     -------------

     Diluted earnings per common and
      common equivalent share                              $        1.34     $        0.50
                                                           =============     =============

                                                            Nine Months       Nine Months
                                                               Ended             Ended
                                                           September 30,     September 30,
                                                                2003             2002
                                                           -------------     -------------
Basic Earnings per common share:

Net income available to common
 shareholders                                              $       307.3     $        78.4
Weighted average common shares
 outstanding - Basic                                          63,392,600sh      52,440,000sh
                                                           -------------     -------------

     Basic earnings per common share                       $        4.85     $        1.49
                                                           =============     =============

Diluted earnings per common share and
 common equivalent share:

Net income available to common
 shareholders                                              $       307.3     $        78.4

Weighted average common shares
 outstanding - Basic                                          63,392,600sh      52,440,000sh
Dilutive effect of warrants                                    3,021,557sh          78,500sh
Dilutive effect of share options                                 718,077sh           5,470sh
                                                           -------------     -------------
Weighted average common and common
 equivalent shares outstanding
 - Diluted                                                    67,132,234sh      52,523,970sh
                                                           -------------     -------------

     Diluted earnings per common and
      common equivalent share                              $        4.58     $        1.49
                                                           =============     =============